EXHIBIT 10.5
RELEASE AGREEMENT
     This Agreement and Release (the “Release”) is entered into between David M. Brewer (“Brewer”) and Toreador Resources Corporation, a Delaware corporation (the “Company”), as of this 24th day of March, 2008.
     1. Definitions.
          (a) “Released Parties” means the Company and its past, present and future parents, subsidiaries, directors, employees, divisions, successors, predecessors, employee benefit plans and affiliated or related companies, and also each of the foregoing entities’ past, present and future owners, officers, directors, stockholders, investors, partners, managers, principals, members, committees, administrators, sponsors, executors, trustees, fiduciaries, employees, agents, assigns, representatives and attorneys, in their personal and representative capacities. Each of the Released Parties is an intended third-party beneficiary of this Release.
          (b) “Claims” means all theories of recovery of whatever nature, whether known or unknown, and now recognized by the law or equity of any jurisdiction. This term includes, but is not limited to, causes of action, charges, indebtedness, losses, claims, liabilities, and demands, whether arising in equity or under the common law or under any contract or statute.
     2. Consideration. In consideration of Brewer’s promises herein, including the release of Claims against the Company, as described in Paragraph 3 below, the Company hereby agrees to pay, at Brewer’s request, to the Vinson & Elkins L.L.P. trust account on behalf of Brewer by wire transfer of immediately available funds the aggregate amount of $97,500.
     3. Release of Claims.
          (a) Brewer, on behalf of himself and his heirs, executors, administrators, legal representatives, successors, beneficiaries, assigns and Affiliates (as defined under Rule 405 promulgated pursuant to the Securities Act of 1933, as amended (“Rule 405”), including, but not limited to, any entities, foundations or trusts under the Control (as defined under Rule 405) of Brewer, his heirs, executors, administrators, legal representatives, successors beneficiaries, assigns and Affiliates (Brewer and such other persons or entities, collectively referred to as the “Brewer Parties”), unconditionally releases and forever discharges the Released Parties from, and waives, any and all Claims that Brewer has or may have against any of the Released Parties, known or unknown, of any kind and every nature whatsoever, and whether or not accrued or matured, arising out of or relating to any transaction, dealing, relationship, conduct, act or omission, or any other matters or things occurring or existing at any time prior to and including the date of this Release, including all matters relating to or concerning any alleged consulting agreement or arrangement with the Company or any subsidiary of the Company.
          (b) The release set forth in Paragraph 3(a) includes, but is not limited to, any and all Claims under the (i) Family and Medical Leave Act; or (ii) any federal, state or local law, rule or regulation.

          (c) In furtherance of this Release, Brewer hereby covenants forever not to assert, file, prosecute, commence, or institute (or sponsor or purposely facilitate any person in connection with the foregoing) any complaint or lawsuit or any legal, equitable, arbitral or administrative proceeding of any nature against any of the Released Parties in connection with any Claims released in this paragraph 3(a) and (b), and represents and warrants that no other person or entity has initiated or, to the extent within his control, will initiate any such proceeding on his behalf, and that if such a proceeding is initiated, Brewer and the other Brewer Parties shall accept no benefit therefrom.
     4. Acknowledgment. Brewer acknowledges that, by entering into this Release, the Company does not admit to the existence of, or any claim of, any wrongdoing in connection with Brewer’s alleged consulting arrangement with the Company, and that this Release is intended as a compromise of any and all Claims Brewer has or may have against the Released Parties as of the date Brewer signs this Release, including, but not limited to, any Claims Brewer has alleged against the Released Parties relating to any alleged consulting agreement or arrangement that Brewer may have had with the Company or any representative or agent thereof. Brewer further acknowledges that the consideration paid hereunder will be treated as compensation to Brewer for income tax purposes. Brewer further acknowledges that Brewer has consulted with his counsel and carefully read this Release and understands its final and binding effect.
     5. Applicable Law. This Release shall be construed and interpreted pursuant to the laws of Texas without regard to any choice of law provisions thereof.
     6. Severability. Each part, term, or provision of this Release is severable from the others. In the event that any provision of this Release, or the application thereof to any circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under present or future laws, such invalid, illegal or unenforceable provision shall be fully severable; and this Release shall then be construed and enforced as if such invalid, illegal or unenforceable provision had not been contained in this Release; and the remaining provisions of this Release shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Release. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically, as part of this Release, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
     7. Advice to Consult Counsel. The Company hereby advises Brewer to consult with an attorney prior to executing this Release.
     8. Counterparts. This Release may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Release, and all of which, when taken together, shall be deemed to constitute one and the same Release.
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TOREADOR RESOURCES CORPORATION

By:	/s/ Nigel Lovett

Name:	Nigel Lovett
Title:	President and CEO

DAVID M. BREWER

/s/ David M. Brewer